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                                                                    EXHIBIT 23.1

[KPMG LOGO]  KPMG LLP                                   Telephone (403) 691-8000
             CHARTERED ACCOUNTANTS                      Telefax   (403) 691-8008
             1200-205 5 Avenue SW                       www.kpmg.ca
             Calgary AB T2P 4B9

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To:  The Board of Directors
     TC PipeLines GP, Inc.

We consent to the incorporation by reference in TC PipeLines, LP's registration statement on Form S-3 (Commission File No. 333-86804) of our report dated March 4, 2004, with respect to the balance sheets of TC PipeLines, LP as of December 31, 2003 and 2002, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three year period ended December 31, 2003 included in TC PipeLines, LP's Annual Report on Form 10-K for the year ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the prospectus contained in the registration statement.


/s/ "KPMG LLP"

Chartered Accountants

Calgary, Alberta
March 12, 2004

---- KPMG LLP, a Canadian owned limited liability partnership under the laws of Ontario, is a member firm of KPMG International, a Swiss association